                                                               Exhibit (d)(viii)


April 20, 2007

Evelyn Dilsaver
President and Chief Executive Officer
The Charles Schwab Family of Funds
101 Montgomery Street
San Francisco, CA 94104

Re: The Charles Schwab Family of Funds

Dear Ms. Dilsaver:

This letter will confirm our agreement to limit net operating expenses of the following funds effective April 30, 2007, as noted in the table below and described in the funds' registration statement to be filed with the Securities and Exchange Commission on or about April 30, 2007.

                                                                   NET OPERATING   GUARANTEED
FUND                                                               EXPENSE LIMIT   THROUGH
----                                                               -------------   -------
SCHWAB MONEY MARKET FUND                                           73 bps          4/29/08

SCHWAB GOVERNMENT MONEY FUND                                       75 bps          4/29/08

SCHWAB U.S. TREASURY MONEY FUND                                    61 bps          4/29/08

SCHWAB MUNICIPAL MONEY FUND -- SWEEP SHARES                        63 bps          4/29/08

SCHWAB AMT TAX-FREE MONEY FUND -- SWEEP SHARES                     63 bps          4/29/08

SCHWAB CALIFORNIA MUNICIPAL MONEY FUND -- SWEEP SHARES             62 bps          4/29/08

SCHWAB NEW YORK MUNICIPAL MONEY FUND -- SWEEP SHARES               65 bps          4/29/08

SCHWAB NEW JERSEY MUNICIPAL MONEY FUND -- SWEEP SHARES             65 bps          4/29/08

SCHWAB PENNSYLVANIA MUNICIPAL MONEY FUNDS-- SWEEP SHARES           65 bps          4/29/08

SCHWAB MASSACHUSETTS MUNICIPAL MONEY FUND -- SWEEP SHARES          65 bps          4/29/08

SCHWAB ADVISOR CASH RESERVES -- SWEEP SHARES                       66 bps*               *

SCHWAB ADVISOR CASH RESERVES -- PREMIER SWEEP SHARES               59 bps*               *

                                                                   NET OPERATING   GUARANTEED
FUND                                                               EXPENSE LIMIT   THROUGH
----                                                               -------------   -------
SCHWAB CASH RESERVES                                               68 bps*               *

SCHWAB VALUE ADVANTAGE MONEY FUND -- INVESTOR SHARES               45 bps*               *

SCHWAB AMT TAX-FREE MONEY FUND -- VALUE ADVANTAGE SHARES           45 bps          4/29/08

SCHWAB MUNICIPAL MONEY FUND -- VALUE ADVANTAGE SHARES              45 bps          4/29/08

SCHWAB CALIFORNIA MUNICIPAL MONEY FUND -- VALUE ADVANTAGE SHARES   45 bps          4/29/08

SCHWAB NEW YORK MUNICIPAL MONEY FUND -- VALUE ADVANTAGE SHARES     45 bps          4/29/08

SCHWAB VALUE ADVANTAGE MONEY FUND -- INSTITUTIONAL SHARES          24 bps          4/29/08

SCHWAB VALUE ADVANTAGE MONEY FUND -- SELECT SHARES                 35 bps          4/29/08

SCHWAB MUNICIPAL MONEY FUND -- INSTITUTIONAL SHARES                24 bps          4/29/08

SCHWAB MUNICIPAL MONEY FUND -- SELECT SHARES                       35 bps          4/29/08

SCHWAB RETIREMENT ADVANTAGE MONEY FUND                             49 bps          4/29/08

SCHWAB INVESTOR MONEY FUND                                         n/a             n/a

SCHWAB VALUE ADVANTAGE MONEY FUND -- INSTITUTIONAL PRIME SHARES    21 bps          4/29/08

*Schwab and CSIM have agreed to limit these net operating expenses for so long as CSIM serves as adviser to the fund. This agreement may only be terminated with the approval of the fund's Board of Trustees.

Sincerely,

/s/ George Pereira                               /s/ Carolyn Stewart
------------------                               -------------------
George Pereira                                   Carolyn Stewart
Senior Vice President and                        Vice President
Chief Financial Officer                          Product Strategy and Product Management
Charles Schwab Investment Management, Inc.       Charles Schwab & Co., Inc.

cc:
      Clinton, Michael
      Felton, Koji
      Hand, Gregory
      Jande, Mini
      Gao, Zuogang
      Gergova, Mila
      Loh, Anna
      Norman, Jen
      Pereira, George
      Pierce, Jim
      Stuart, Carolyn
      Stuart, Jody
      Zuckerman, Philippa